UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 22, 2016

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On February 22, 2016, Newport Corporation (the “Company”) entered into an Agreement and Plan of Merger with MKS Instruments, Inc., a Massachusetts corporation (“MKS”), and its newly formed, wholly owned subsidiary, PSI Equipment, Inc., a Nevada corporation (“Merger Sub”), providing for, subject to the terms and conditions of the Merger Agreement, the acquisition of the Company by MKS at a price of $23.00 per share in cash, without interest and subject to deduction for any required withholding tax (the “Merger Consideration”), through the merger of Merger Sub into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of MKS.

At the effective time of the Merger (the “Effective Time”):

•                  each share of the Company’s common stock, par value $0.1167 (each, a “Share”) issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company or owned, directly or indirectly, by MKS, Merger Sub or any wholly owned subsidiary of the Company, MKS or Merger Sub immediately prior to the Effective Time (all of which will be cancelled)) will be converted into the right to receive the Merger Consideration;

•                  each restricted stock unit (each, an “RSU”) granted under any stock option or equity compensation plan, arrangement or agreement of the Company (“Company Equity Plans”) that is outstanding immediately prior to the Effective Time of the Merger and as to which Shares have not been fully distributed in connection with the closing of the Merger will be assumed by MKS and continue to be subject to the same terms and conditions (including vesting schedule) as in effect for such RSU immediately prior to the Effective Time, except that such RSU will become an award for a number of shares of MKS common stock (rounded down to the nearest whole share) equal to the number of Shares subject to such RSU immediately prior to the Effective Time, multiplied by a fraction (the “Equity Award Exchange Ratio”), the numerator of which will be the Merger Consideration and the denominator of which will be the volume weighed average price per share of MKS common stock on the Nasdaq Global Select Market over the five consecutive trading days ending on the second complete trading day preceding the closing date for the Merger; and

•                  each stock appreciation right (each, a “SAR”) granted under any Company Equity Plan, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be assumed by MKS and continue to be subject to the same terms and conditions (including vesting schedule) as in effect for such SAR immediately prior to the Effective Time, except that such SAR will become an award for a number of shares of MKS common stock (rounded down to the nearest whole share) equal to the number of Shares subject to such SAR, multiplied by the Equity Award Exchange Ratio and have a per share base value (rounded up to the nearest whole cent) equal to the per share base value for such SAR immediately prior to the Effective Time, divided by the Equity Award Exchange Ratio.

Any performance condition applicable to RSUs and SARs will be deemed fully satisfied under the terms of the applicable award agreement.

The Merger Agreement contains customary representations and warranties from both the Company and MKS.  It also contains customary covenants, including covenants providing for each of the parties to use its reasonable best efforts to cause the Merger to be consummated, and covenants requiring the Company (i) subject to certain exceptions, to carry on its business in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time and (ii) not to initiate, solicit, knowingly facilitate or knowingly encourage any inquiries, proposals or offers relating to alternate transactions or, subject to certain exceptions, to engage in any discussions or negotiations with respect thereto.

Completion of the Merger is subject to customary closing conditions, including (i) approval of the Merger by the Company’s stockholders, (ii) the absence of injunctions or other legal restraints prohibiting the Merger, (iii) expiration or early termination of any regulatory waiting periods and receipt of required regulatory approvals, (iv) the accuracy of the Company’s and MKS’s representations and warranties, (v) compliance by the Company and MKS with their respective covenants, (vi) the absence of a material adverse effect on the Company and (vii) the absence of any action by a governmental entity challenging the Merger.  MKS’s obligations under the Merger Agreement are not subject to any financing condition.

Under the Merger Agreement, MKS is entitled to receive a termination fee of $32,600,000 if the Merger Agreement is terminated by the Company to accept an alternative acquisition proposal and in certain other circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company, MKS, Merger Sub or their respective subsidiaries and affiliates.  The Merger Agreement contains representations and warranties by the Company, on the one hand, and the MKS and Merger Sub on the other hand, made solely for the benefit of the other.  The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure letters delivered by each party in connection with the signing of the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and MKS and Merger Sub, on the other hand, rather than establishing matters as facts.  Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company or MKS at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or MKS’s public disclosures.

Stockholder Agreements

In connection with the Merger Agreement, each of the Company’s directors and executive officers executed a Stockholder Agreement with MKS (collectively, the “Stockholder Agreements”). Each Stockholder Agreement (i) requires the applicable stockholder to vote such stockholder’s Shares in favor of (and to grant a proxy to MKS to vote in favor of) adoption and approval of the Merger Agreement and to vote against the approval or adoption of any alternative acquisition proposal and (ii) prohibits the applicable stockholder from transferring such stockholder’s Shares, each subject to the exceptions described in the Stockholder Agreement.  The Stockholder Agreements will terminate upon the Effective Time or the earlier termination of the Merger Agreement.

The foregoing description of the Stockholder Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Stockholder Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 22, 2016, the Board of Directors of the Company adopted a Certificate of Amendment (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws, as previously amended on December 17, 2014 and August 18, 2015 (the “Amended and Restated Bylaws”).  The Bylaw Amendment, among other things, designates the Business Court in the Eighth Judicial District Court of Clark County, Nevada as the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty, (iii) any action asserting a claim arising pursuant to Chapters 78 and 92A of the NRS or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case as described in further detail in the Bylaw Amendment.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment.  A copy of the Amended and Restated Bylaws, as amended, is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.  Other Events

On February 23, 2016, the Company and MKS issued a joint press release announcing their entry into the Merger Agreement.  A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On February 23, 2016, the Company made available to investors an investor presentation in connection with the execution of the Merger Agreement.  A copy of that investor presentation is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2016, between Newport Corporation, MKS Instruments, Inc., and PSI Equipment, Inc.*

3.1	Amended and Restated Bylaws of Newport Corporation, as amended.

10.1	Form of Stockholder Agreement.

99.1	Joint Press Release issued by Newport Corporation and MKS Instruments, Inc. on February 23, 2016.

99.2	Investor Presentation made available by Newport Corporation on February 23, 2016.

*      Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule and/or exhibit to the staff of the SEC upon request.

Additional Information and Where to Find It

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement in connection with the Merger.  Additionally, the Company will file other relevant materials with the SEC in connection with the Merger.  The Proxy Statement will contain important information about the Company, Merger Sub, MKS, the Merger and related matters.  Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and MKS through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Chris Toth at 949-331-0337.

The Company and MKS, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the transactions contemplated by the Merger Agreement.  Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the year ended January 3, 2015 and its proxy statement dated April 8, 2015, which are filed with the SEC.  Information regarding MKS’s directors and executive officers is contained in MKS’s Form 10-K for the year ended December 31, 2014 and its proxy statement dated March 13, 2015, which are filed with the SEC.  To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in the 2015 proxy statements, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement to be filed by the Company and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

Statements in this document regarding the proposed transaction between the Company and MKS, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company  and any other statements about the Company or MKS managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates”, “forecasts”, “continues” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) the ability to consummate the transaction, (2) risks that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals for the transaction from governmental authorities or the stockholders of the Company are not obtained; (3) litigation relating to the transaction; (4) the ability of MKS to successfully integrate the Company’s operations and employees; (5) unexpected costs, charges or expenses resulting from transaction; (6) risks that the proposed transaction disrupts the current plans and operations of the Company and MKS; (7) the ability to realize anticipated synergies and cost savings; (8) competition from larger and more established companies in the Company’s markets; (9) MKS’s ability to successfully grow the Company’s business; (10) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (11) the availability and terms of the financing to be incurred in connection with the transaction; (12) the retention of key employees; (13) legislative, regulatory and economic developments, including changing business conditions in the industries in which the Company and MKS operate and the economy in general as well as financial performance and expectations of  the Company’s and MKS’s existing and prospective customers, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015 and its most recent quarterly report filed with the SEC and in MKS’s Annual Report on Form  10-K for the year ended December 31, 2014 and its most recent quarterly report filed with the SEC. However, it is not possible to predict or identify all such factors.  Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.  The Company and MKS disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 23, 2016	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2016, between Newport Corporation, MKS Instruments, Inc., and PSI Equipment, Inc.*

3.1	Amended and Restated Bylaws of Newport Corporation, as amended.

10.1	Form of Stockholder Agreement.

99.1	Joint Press Release issued by Newport Corporation and MKS Instruments, Inc. on February 23, 2016.

99.2	Investor Presentation made available by Newport Corporation on February 23, 2016.

*      Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule and/or exhibit to the staff of the SEC upon request.